UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2007, the Board of Directors of The TriZetto Group, Inc. (the “Company”) appointed Robert G. Barbieri as the Company’s new Chief Financial Officer, effective August 13, 2007. A copy of the Company’s press release announcing Mr. Barbieri’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Barbieri replaces James C. Malone, who resigned from the Company effective July 31, 2007.

Mr. Barbieri, 52, served as Chief Financial Officer of Lawson Software, Inc. from August 2000 through September 2006. From January 1997 until August 2000, Mr. Barbieri was employed by Apogee Enterprises, Inc., a publicly traded glass, coatings and service technologies company, progressing from Controller to Chief Financial Officer. From 1984 until joining Apogee, Mr. Barbieri was employed by Air Products and Chemicals, Inc., a global gases and chemicals company, where he held a variety of controller, treasury and financial analysis positions. Mr. Barbieri is a Certified Management Accountant and received his B.S. in Business Administration and Accounting in 1978 and his M.B.A. in 1984, both from Drexel University.

In connection with his appointment as Chief Financial Officer, the Company has agreed to pay Mr. Barbieri an annual base salary of $375,000. Mr. Barbieri is also eligible to participate in the Company’s cash bonus program, with a target bonus potential of 75% of annual base salary. Upon his start date, the Company will grant Mr. Barbieri 72,500 shares of restricted stock. 47,500 shares of this restricted stock grant is service-based (with 7,500 shares vesting on December 31, 2007 and the remainder vesting in four equal annual installments beginning on August 13, 2008) and 25,000 shares of the restricted stock grant are performance-based shares (which cliff vest on March 15, 2010 if the Company meets certain specified financial targets between 2007 and 2009). The Company will also grant Mr. Barbieri an option to purchase 100,000 shares of Company common stock at an exercise price equal to the closing price of the Company’s common stock on August 13, 2007. This stock option vests in four equal annual installments beginning on August 13, 2008. The Company will also pay for certain relocation and commutation expenses associated with Mr. Barbieri’s move to Orange County, California.

The Company will enter into a Change of Control Agreement with Mr. Barbieri and has also agreed to provide him up to one year’s severance pay in the event the Company terminates Mr. Barbieri without cause prior to December 31, 2010.

On July 25, 2007, the Board of Directors also appointed Ronald L. Scarboro as the Company’s Principal Accounting Officer.

Mr. Scarboro, 41, joined us in April 2004 as our Director of Business Development. He was appointed Vice President, Financial Accounting and Corporate Services in February 2005. From April 2002 until April 2004, Mr. Scarboro served as Vice President of Administration and Treasurer for Diogenes, Inc., a company we acquired in April 2004. From August 2000 until September 2001, Mr. Scarboro served as Chief Financial Officer and Vice President of Administration of Verian Technologies. Mr. Scarboro served as Chief Financial Officer of A4 Health Systems from August 1994 until August 2000. Prior to 1994, Mr. Scarboro was a Senior Accountant at Deloitte & Touche. Mr. Scarboro is a Certified Public Accountant and received his B.A. in Accounting from North Carolina State University in 1989.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by The TriZetto Group, Inc., dated July 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: July 31, 2007	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued by The TriZetto Group, Inc., dated July 27, 2007